Exhibit 99.1

Providian Financial Corporation Reports

Second Quarter 2004 Earnings of $69.7 Million;

Earnings Per Diluted Share of $0.24

Company Increases Expectation for Full Year 2004 Earnings in a Range Around
$1.00 per Diluted Share and Reduces Expectation for 2004 Managed Net Credit
Losses to Approximately $2.15 Billion

San Francisco, CA, July 26, 2004 – Providian Financial Corporation (NYSE: PVN) today announced net income for the second quarter of 2004 of $69.7 million, or $0.24 per diluted share, compared to net income of $39.0 million, or $0.13 per diluted share, in the second quarter of 2003.

“Our business fundamentals were strong in the second quarter and throughout the first half of the year and we are very pleased to increase our expectation for our full year 2004 earnings to a range around $1.00 per diluted share,” said Joseph Saunders, Providian’s chairman and chief executive officer.  “In the second quarter we saw continued improvements in our credit performance, our marketing programs began to drive net loan growth and our expense rationalization initiatives reduced our operating costs.  All of these positive dynamics contributed to another quarterly increase in our managed adjusted margin, which we view as a meaningful measure of our progress in improving the Company’s financial performance.”

Financial Highlights - Reported Basis

Total net revenues on a reported basis, comprised of reported net interest income and reported non-interest income, totaled $548.3 million in the second quarter of 2004, compared to $511.4 million in the first quarter of 2004.  The net interest margin on average reported loans in the second quarter of 2004 was 8.42%, compared to 8.94% in the first quarter of 2004, and the adjusted margin on average reported loans in the second quarter of 2004 was 7.61%, compared to 9.14% in the first quarter of 2004.

Reported net credit losses in the second quarter of 2004 were $150.3 million, resulting in a reported net credit loss rate of 9.10%, compared to 9.02% in the first quarter of 2004.  The Company’s reported 30+ day delinquency rate at the end of the second quarter of 2004 was 4.74%, compared to 5.25% at the end of the first quarter of 2004.

Reported loans receivable as of June 30, 2004 were $6.88 billion compared to $6.19 billion at March 31, 2004.

Financial Highlights - Managed Basis

Total net revenues on a managed basis, comprised of net interest income and non-interest income from both reported and securitized loans, totaled $923.4 million in the second quarter of 2004, compared to $945.0 million in the first quarter of 2004. The net interest margin on average managed loans in the second quarter of 2004 was 13.75%, compared to 14.12% in the first quarter of 2004, and the adjusted margin on average managed loans was 7.45% in the second quarter of 2004, compared to 6.86% in the first quarter of 2004.

Managed net credit losses in the second quarter of 2004 were $525.4 million, resulting in a managed net credit loss rate of 12.53%, compared to 13.88% in the first quarter of 2004.  The Company’s managed 30+ day delinquency rate at the end of the second quarter of 2004 decreased to 6.44% from 7.36% at the end of the first quarter of 2004.

Managed loans receivable as of June 30, 2004 increased to $17.25 billion compared to $16.68 billion at the end of the prior quarter.

Other Second Quarter Results

The Company added approximately 564,000 gross new accounts in the second quarter of 2004 and ended the period with approximately 10.3 million customer accounts, essentially level to the number of customer accounts outstanding at the end of the prior quarter.

Non-interest expense for the second quarter of 2004 was $259.1 million, compared to $266.0 million in the first quarter of 2004.  On a sequential basis, the Company’s non-interest expense, excluding solicitation and advertising, decreased to $193.7 million from $213.4 million and investment in solicitation and advertising increased to $65.4 million from $52.6 million.

The Company ended the second quarter of 2004 with total equity of $2.5 billion and an allowance for credit losses of $600.5 million, which together represent approximately 45% of reported loans and approximately 18% of managed loans.  Cash and investments ended the quarter at approximately $4.4 billion, representing approximately 32% of total reported assets and approximately 20% of total managed assets.

Revised Management Expectations for Fiscal 2004

In light of the improvements in its business fundamentals in the first half of 2004, the Company provides the following updates to its expectations for full year 2004 business performance:

•                  Earnings per diluted share – increased to a range around $1.00 per diluted share from a range around $0.90 per diluted share

•                  Managed net credit losses – reduced to approximately $2.15 billion from approximately $2.3 billion

Managed Financial Information

The Company presents financial information on both a reported and managed basis.  “Reported” financial information refers to GAAP financial information while “managed” financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.  The interests the Company retains in the securitized loan balances creates financial exposure to the current and expected cash flows of the securitized loans.  Although the loans sold are not on the Company’s balance sheet, their performance affects the Company’s retained interests in the securitizations as well as its results of operations and its financial position.  In addition, the Company continues to service the securitized loans.

About Providian

San Francisco-based Providian Financial is a leading provider of credit cards to mainstream American customers throughout the U.S.  By combining experience, analysis, technology and outstanding customer service, Providian seeks to build long-lasting relationships with its customers by providing products and services that meet their evolving financial needs.

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections.  Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of the Company and its subsidiaries; and other statements that are not historical fact.  Forward-looking statements are based on certain assumptions by management and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  These risks and uncertainties include, but are not limited to, competitive pressures; factors that affect liquidity, delinquency rates, credit loss rates, and charge-off rates; general economic conditions; consumer loan portfolio growth; changes in the cost and/or availability of funding due to changes in the deposit, credit, or securitization markets; changes in the way the Company is perceived in such markets and/or conditions relating to existing or future financing commitments; the effect of government policy and regulation, whether of general applicability or specific to the Company, including restrictions and/or limitations relating to the Company’s minimum capital requirements, deposit taking abilities, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; year-end adjustments; changes in accounting rules, policies, practices and/or procedures; the success of product development efforts; legal and regulatory proceedings, including the impact of ongoing litigation; interest rates; one-time charges; extraordinary items; the ability to recruit or replace key personnel; and the impact of existing, modified, or new strategic initiatives.  These and other risks and uncertainties are described in detail in the Company’s Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 2003 under the headings “Cautionary

Statement Regard Forward-Looking Information”and “Risk Factors.” Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date thereof.  The Company undertakes no obligation to update any forward-looking statements.

Additional information regarding the second quarter 2004 results is provided in the form of a copy of the second quarter 2004 earnings conference call script which is available on the Company’s website providian.com under Investor Relations.

For more information – Investors please call Jack Carsky at 415-278-4977 or Bill Horning at 415-278-4602.

Media, please contact Alan Elias at 415-278-4189 or Beth Haiken at 415-278-4889.

Note:  Investor information is available on Providian Financial’s website at providian.com

Providian Financial Corporation

Financial & Statistical Summary

Reported Financial Measures

(unaudited)

(in millions, except per share and employee data)	2004 Q2	2004 Q1	2003 Q4	2003 Q3	2003 Q2
Reported Earnings:
Net Interest Income	$118.7	$113.9	$83.6	$80.9	$127.8
Non-Interest Income	429.6	397.5	418.6	445.4	393.3
Total Net Revenue	548.3	511.4	502.2	526.3	521.1
Provision for Credit Losses	182.0	88.9	129.8	98.7	132.0
Non-Interest Expense	259.1	266.0	261.5	286.6	324.6
Income Before Income Taxes	107.2	156.5	110.9	141.0	64.5
Income Tax Expense	37.5	54.8	43.8	55.7	25.5
Net Income	$69.7	$101.7	$67.1	$85.3	$39.0
Reported Financial Data:
Quarter:
Net Credit Losses (1)	$150	$146	$148	$156	$237
Provision for Credit Losses	$182	$89	$130	$99	$132
Quarter End:
Total Loans	$6,884	$6,191	$6,281	$5,994	$6,417
Total Assets	$13,592	$13,487	$14,275	$15,334	$16,206
Total Equity	$2,499	$2,438	$2,325	$2,257	$2,181
Quarter Average:
Total Loans	$6,611	$6,473	$5,934	$5,866	$6,684
Earning Assets	$11,551	$11,826	$12,368	$12,869	$14,048
Total Assets	$13,477	$13,781	$14,816	$15,740	$16,460
Total Equity	$2,438	$2,352	$2,304	$2,198	$2,161
Key Reported Statistics:
Net Interest Margin on Average Earning Assets (2)	4.11%	3.85%	2.71%	2.51%	3.64%
Net Interest Margin on Average Loans (3)	8.42%	8.94%	8.30%	8.87%	10.16%
Adjusted Margin on Average Loans (4)	7.61%	9.14%	9.55%	10.06%	9.11%
Non-interest Income Margin (5)	26.00%	24.56%	28.22%	30.38%	23.54%
Return on Average Assets	2.07%	2.95%	1.81%	2.17%	0.95%
Return on Equity	11.44%	17.30%	11.65%	15.52%	7.23%
Allowance as a Percent of Loans	8.72%	9.19%	9.96%	10.74%	12.20%
Net Credit Loss Rate (1) (6)	9.10%	9.02%	9.97%	10.65%	14.19%
30+ Day Delinquency Rate (7)	4.74%	5.25%	6.64%	7.18%	7.64%
Equity to Assets	18.39%	18.08%	16.29%	14.72%	13.46%
Common Share Statistics:
Earnings Per Common Share - Basic	$0.24	$0.35	$0.23	$0.30	$0.14

Earnings Per Common Share - Assuming Dilution	$0.24	$0.35	$0.23	$0.29	$0.13

Book Value Per Share (Period End)	$8.56	$8.37	$8.01	$7.78	$7.51
Total Market Capitalization (Period End)	$4,282	$3,814	$3,381	$3,421	$2,689
Shares Outstanding (Period End)	291.9	291.2	290.4	290.2	290.4
Weighted Average Shares O/S - Basic	288.4	288.1	287.7	287.6	286.3
Weighted Average Shares O/S - Diluted	294.2	298.3	292.7	291.9	289.8

Accounts	10.3	10.3	10.5	10.8	11.4
Employees (FTE)	3,763	3,980	4,502	5,012	5,692

(1)             The net credit losses for the second quarter of 2003 exclude the fair value adjustments on loans held for securitization or sale.

(2)             Represents interest income, less interest expense, expressed as a percentage of reported average earning assets.

(3)             Represents interest income, less interest expense, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(4)             Represents interest income, less interest expense and net credit losses, plus credit product fee income on reported average loans receivable, expressed as a percentage of reported average loans receivable.  Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(5)             Represents reported non-interest income expressed as a percentage of reported average loans receivable.

(6)             Represents principal amounts of reported loans receivable that have been charged off, less recoveries, expressed as a percentage of reported average loans receivable during the period; fraud losses are not included.

(7)             Represents reported loans receivable that are 30 days or more past due at period end, expressed as a percentage of reported loans receivable at period end.

Providian Financial Corporation

Financial & Statistical Summary

Managed Financial Measures

(unaudited)

(dollars in millions)	2004 Q2	2004 Q1	2003 Q4	2003 Q3	2003 Q2
Managed Net Revenue:
Net Interest Income	$557.3	$566.0	$574.2	$590.7	$649.5
Non-Interest Income	366.1	379.0	377.2	386.4	394.3
Total Net Revenue (1)	$923.4	$945.0	$951.4	$977.1	$1,043.8
Managed Financial Data:
Quarter:
Net Credit Losses (2)	$525.4	$579.6	$597.1	$607.0	$759.8
Net Change in Reported Allowance for Credit Losses (3)	31.7	(57.1)	(18.1)	(57.5)	(105.1)
Adjusted Credit Losses	$557.1	$522.5	$579.0	$549.5	$654.7

Quarter End:
Total Loans (4)	$17,245	$16,676	$16,934	$16,945	$17,798
Securitized Loans (5)	$10,361	$10,485	$10,653	$10,951	$11,381
Total Assets (6)	$22,253	$22,267	$23,198	$23,784	$25,131
Total Equity	$2,499	$2,438	$2,325	$2,257	$2,181
Quarter Average:
Total Loans	$16,778	$16,705	$16,667	$16,891	$18,045
Securitized Loans (5)	$10,167	$10,232	$10,733	$11,026	$11,361
Earning Assets	$21,718	$22,058	$23,101	$23,894	$25,409
Total Assets	$22,077	$22,429	$23,345	$24,462	$25,385
Total Equity	$2,438	$2,352	$2,304	$2,198	$2,161
Key Managed Statistics:

Net Interest Margin on Average Earning Assets (7)	10.27%	10.26%	9.94%	9.89%	10.22%
Net Interest Margin on Average Loans (8)	13.75%	14.12%	14.44%	14.79%	15.09%
Adjusted Margin on Average Loans (9)	7.45%	6.86%	7.34%	7.66%	5.18%
Non-interest Income Margin (10)	8.73%	9.08%	9.05%	9.15%	8.74%
Return on Average Assets	1.26%	1.81%	1.15%	1.40%	0.62%
Net Credit Loss Rate (2) (11)	12.53%	13.88%	14.33%	14.37%	16.84%
30+ Day Delinquency Rate (12)	6.44%	7.36%	9.29%	9.68%	9.72%
Equity to Managed Assets	11.23%	10.95%	10.02%	9.49%	8.68%

(1)             Represents the interest income and non-interest income earned from managed loans receivable and investments less interest expense, including the interest costs payable to securitization investors.

(2)             The net credit losses for the second quarter 2003 exclude the fair value adjustments on loans held for securitization or sale.

(3)             The net change in the reported allowance for credit losses excludes the allowance transferred to loans held for securitization or sale.

(4)             Represents all loans receivable from customer accounts that are managed by the Company, including the loans receivable reported on the Company’s statement of financial condition and the loans receivable removed or reclassified from the Company’s statement of financial condition through the Company’s securitizations. Loans receivable amounts exclude estimated uncollectible interest and fees.

(5)             Effective December 2002, the Company adopted the federal banking agencies’ accrued interest receivable, or AIR, guidance, resulting in a reclassification of a portion of accrued interest receivable from reported loans receivable to due from securitizations during 2004 and 2003.  Securitized loans for 2004 and 2003 include the AIR reclassification.

(6)             Managed assets represent total assets reported on the Company’s statement of financial condition, plus the loans receivable removed or reclassified from loans receivable on its statement of financial condition through securitizations, less the retained interests from securitizations reported on its statement of financial condition.

(7)             Represents net interest income, less interest expense, expressed as a percentage of managed average earning assets.

(8)             Represents interest income, less interest expense, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(9)             Represents interest income, less interest expense and net credit losses, plus credit product fee income on managed average loans receivable, expressed as a percentage of managed average loans receivable.  Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(10)       Represents managed non-interest income expressed as a percentage of managed average loans receivable. Managed non-interest income excludes the interest income reclassification related to certain retained beneficial interests.

(11)       Represents principal amounts of managed loans receivable that have been charged off, less recoveries, expressed as a percentage of managed average loans receivable during the period; fraud losses are not included.

(12)       Represents managed loans receivable that are 30 days or more past due at period end, expressed as a percentage of managed loans receivable at period end.

Providian Financial Corporation

Delinquency Summary

Quarterly

(unaudited)

	2004 Q2		2004 Q1		2003 Q4		2003 Q3		2003 Q2 (1)
(dollars in thousands)	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans
Reported
Loans outstanding (2)	$6,883,942	100.00%	$6,191,078	100.00%	$6,281,403	100.00%	$5,994,446	100.00%	$6,418,050	100.00%
Loans delinquent
30 - 59 days	$106,713	1.55%	$91,581	1.48%	$128,467	2.05%	$138,168	2.31%	$156,615	2.44%
60 - 89 days	76,073	1.11%	73,418	1.18%	94,916	1.51%	97,361	1.62%	115,372	1.80%
90 or more days	143,225	2.08%	160,242	2.59%	193,748	3.08%	194,822	3.25%	218,116	3.40%

Total	$326,011	4.74%	$325,241	5.25%	$417,131	6.64%	$430,351	7.18%	$490,103	7.64%

Securitized
Loans outstanding (3)	$10,361,415		$10,485,261		$10,653,351		$10,951,709		$11,381,475
Loans delinquent
30 - 59 days	$251,973		$243,862		$346,630		$382,647		$377,089
60 - 89 days	183,179		206,633		269,107		275,898		291,690
90 or more days	348,995		451,580		540,359		552,222		571,358

Total	$784,147		$902,075		$1,156,096		$1,210,767		$1,240,137

Managed
Loans outstanding (2)	$17,245,357	100.00%	$16,676,339	100.00%	$16,934,754	100.00%	$16,946,155	100.00%	$17,799,525	100.00%
Loans delinquent
30 - 59 days	$358,686	2.08%	$335,443	2.01%	$475,097	2.81%	$520,815	3.07%	$533,704	3.00%
60 - 89 days	259,252	1.50%	280,051	1.68%	364,023	2.15%	373,259	2.20%	407,062	2.29%
90 or more days	492,220	2.86%	611,822	3.67%	734,107	4.33%	747,044	4.41%	789,474	4.43%

Total	$1,110,158	6.44%	$1,227,316	7.36%	$1,573,227	9.29%	$1,641,118	9.68%	$1,730,240	9.72%

(1)             Includes Providian Bank loans held for securitization or sale at fair value. Excluding the Providian Bank loans held for securitization or sale from the second quarter 2003 the 30+ days delinquency rates would have increased the managed rate from 9.72% to 9.90% and the reported rate from 7.64% to 7.93%.

(2)             Balances exclude market value adjustments related to the fair value of designated financial instruments of $(0.1) million for the first quarter of 2004, and during 2003 of $(0.4) million for the fourth quarter, $(0.8) million for the third quarter, and $(1.3) million for the second quarter. There were no such market value adjustments at June 30, 2004.

(3)             Excludes the senior seller’s interest in the loans receivable transferred in securitizations. The senior seller’s interest is an undivided interest in the loans transferred to the securitization trust and is included in reported loans receivable.  Includes the seller’s interest subordinated component reported in due from securitizations on the Company’s balance sheet.

Providian Financial Corporation

Reported and Managed Monthly Net Credit Loss and Delinquency Rates

June 30, 2004

Providian Financial Corporation’s reported and managed net credit loss rates for the month ended June 30, 2004 and its 30+ day reported and managed delinquency rates as of June 30, 2004 are presented in the following table. (unaudited)

	Reported	Managed

Net Credit Loss Rate (1)	8.85%	12.07%

30+ Day Delinquency Rate (2)	4.74%	6.44%

(1)              Represents the principal amounts of loans receivable that have been charged off, less the total amount of recoveries on previously charged-off loans, expressed as a percentage of the average loans receivable during the period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties.

(2)              Represents loans that are 30+ days past due as of the last day of the monthly period, divided by the total loans as of the last day of the monthly period.

Reported net credit loss and delinquency rates exclude the impact of loans receivable removed or reclassified from loans receivable on the Company’s balance sheet through its securitizations. Managed net credit loss and delinquency rates are derived by adjusting the reported financial information to add back securitized loan balances. A reconciliation of reported and managed net credit losses, 30+ day delinquencies and loans receivable for the month ended June 30, 2004 is provided in the following table. (unaudited)

(dollars in thousands)	Reported	Securitized (1)	Managed
Net Credit Losses	$49,242	$121,271	$170,513
Average Loans Receivable Balance	$6,677,271	$10,281,209	$16,958,480
Net Credit Loss Rate	8.85%	—	12.07%

30+ Day Delinquencies	$326,011	$784,147	$1,110,158
End of Month Loans Receivable Balance	$6,883,942	$10,361,415	$17,245,357
30+ Day Delinquency Rate	4.74%	—	6.44%

(1)              The securitized amounts provide a reconciliation between reported and managed financial disclosures in accordance with the Securities and Exchange Commission Regulation G. The securitized amounts are not the equivalent of loan balances transferred to the Company’s securitization trust because they exclude the senior seller’s interest in such loans. The senior seller’s interest, which is an undivided interest in the loans transferred to the securitization trust, is included in reported loans receivable. The securitized amounts include the seller’s interest subordinated component, which represents the Company’s retained interest in outstanding accrued interest and fees that are allocated to securityholders’ interests and is reported in due from securitizations on the Company’s balance sheet.

4

Providian Financial Corporation

Allowance for Credit Losses

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands)	2004	2003	2004	2003

Balance at beginning of period	$568,810	$978,202	$625,886	$1,012,461
Provision for credit losses	182,017	120,129	270,869	381,944
Fair value adjustment - loans available for sale (1)	—	11,875	—	11,875
Credit losses	(178,622)	(299,637)	(367,440)	(640,975)
Recoveries	28,274	62,525	71,164	107,789
Credit losses on loans held for securitization or sale (1)	—	(171,606)	—	(171,606)
Balance at end of period	$600,479	$701,488	$600,479	$701,488

(1)             The 2003 fair value adjustment—loans held for securitization or sale of $11.9 million reflects an increase in the allowance for credit losses as a result of the mark to market of the Providian Bank (“PB”) loans receivable reclassified as loans held for securitization or sale as of June 30, 2003. The decrease in the allowance for credit losses of $171.6 million as of June 30, 2003 represents the allowance for credit losses that was transferred to loans held for securitization or sale with the par value of the PB loans, as part of the adjustment to the fair value of $667.1 million.

Providian Financial Corporation and Subsidiaries

Consolidated Statements of Financial Condition

(dollars in thousands, except per share data)	June 30, 2004	December 31, 2003
	(unaudited)
Assets
Cash and cash equivalents	$589,917	$544,554
Federal funds sold and securities purchased under resale agreements	553,999	3,235,189
Investment securities:
Available-for-sale (at market value, amortized cost of $3,284,621 at June 30, 2004 and $1,880,107 at December 31, 2003)	3,249,438	1,859,150
Loans receivable, less allowance for credit losses of $600,479 at June 30, 2004 and $625,886 at December 31, 2003	6,283,463	5,655,071
Due from securitizations	2,425,177	2,377,963
Deferred taxes	144,706	224,505
Premises and equipment, net	66,176	84,198
Interest receivable	51,467	44,850
Other assets	227,927	249,867
Total assets	$13,592,270	$14,275,347

Liabilities
Deposits:
Non-interest bearing	$51,812	$63,016
Interest bearing	8,949,515	10,038,041
	9,001,327	10,101,057

Short-term borrowings	—	108,828
Long-term borrowings	1,448,365	1,163,521
Accrued expenses and other liabilities	643,486	576,492
Total liabilities	11,093,178	11,949,898

Shareholders’ Equity
Common stock, par value $0.01 per share (authorized: 800,000,000 shares; issued: June 30, 2004—292,142,344 shares; December 31, 2003—290,753,031 shares)	2,921	2,908
Retained earnings	2,530,474	2,350,446
Cumulative other comprehensive income	(21,286)	(12,480)
Common stock held in treasury—at cost (June 30, 2004—264,031 shares; December 31, 2003—305,871 shares)	(13,017)	(15,425)
Total shareholders’ equity	2,499,092	2,325,449
Total liabilities and shareholders’ equity	$13,592,270	$14,275,347

Providian Financial Corporation and Subsidiaries

Consolidated Statements of Income

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands, except per share data) (unaudited)	2004	2003	2004	2003

Interest Income
Loans	$209,621	$247,740	$427,521	$558,080
Federal funds sold and securities purchased under resale agreements	1,826	13,610	8,105	23,436
Other	30,263	30,322	53,742	62,355
Total interest income	241,710	291,672	489,368	643,871

Interest Expense
Deposits	106,746	153,153	221,642	314,375
Borrowings	16,257	10,714	35,073	21,337
Total interest expense	123,003	163,867	256,715	335,712
Net interest income	118,707	127,805	232,653	308,159

Provision for credit losses	182,017	132,004	270,869	393,819

Net interest (loss) after provision for credit losses	(63,310)	(4,199)	(38,216)	(85,660)

Non-Interest Income
Servicing and securitizations	288,216	162,728	524,954	353,316
Credit product fee income	137,064	219,614	286,208	419,807
Other	4,360	10,973	15,904	37,730
	429,640	393,315	827,066	810,853

Non-Interest Expense
Salaries and employee benefits	70,048	95,856	151,528	192,831
Solicitation and advertising	65,410	53,527	117,981	118,905
Occupancy, furniture, and equipment	22,026	31,793	48,239	60,476
Data processing and communication	27,050	32,411	54,098	63,081
Other	74,559	110,987	153,253	217,589
	259,093	324,574	525,099	652,882

Income before income taxes	107,237	64,542	263,751	72,311
Income tax expense	37,533	25,494	92,313	28,563
Net Income	$69,704	$39,048	$171,438	$43,748

Earnings per common share — basic	$0.24	$0.14	$0.59	$0.15

Earnings per common share — assuming dilution	$0.24	$0.13	$0.58	$0.15

Weighted average common shares outstanding — basic (000)	288,355	286,310	288,246	286,303

Weighted average common shares outstanding — assuming dilution (000)	294,248	289,769	293,904	288,775

Providian National Bank Capital Ratios

Total Risk-Based Capital Ratios as of June 30, 2004  (1)

Providian National Bank

Call Report Basis (2)	22.36%
Applying Subprime Guidance (excluding AIR) (3)	20.19%
Applying Subprime Guidance (including AIR) (4)	18.86%

(1)             Total risk-based capital (Tier 1 + Tier 2) divided by total risk-based assets.

(2)             Total risk-based capital ratios as shown on the June 30, 2004 Call Report. Includes the effect of adopting the regulatory guidance on the accrued interest receivable asset.

(3)             Total risk-based capital ratios after applying the increased risk weightings under the Expanded Guidance for Subprime Lending Programs (“Subprime Guidance”).  Excludes the effect of adopting the regulatory guidance on the accrued interest receivable asset.

(4)             Total risk-based capital ratios after applying the increased risk weightings under the Subprime Guidance.  Includes the effect of adopting the regulatory guidance on the accrued interest receivable asset.

Providian Financial Corporation

Financial & Statistical Summary

Reconciliation of Reported and Managed Financial Measures

	Reported		Managed	Reported		Managed	Reported		Managed
	2004	Securitization	2004	2004	Securitization	2004	2003	Securitization	2003
(dollars in millions)	QTR 02	Adjustment	QTR 02	QTR 01	Adjustment	QTR 01	QTR 04	Adjustment	QTR 04
Earnings:
Interest Income Loans	$209.6	$493.7	$703.3	$217.9	$505.1	$723.0	$191.9	$542.7	$734.6
Interest Income Investments (1)	32.1	(14.2)	17.9	29.7	(11.0)	18.7	34.9	(11.2)	23.7
Interest Expense	123.0	40.9	163.9	133.7	42.0	175.7	143.2	40.9	184.1
Net Interest Income	$118.7	$438.6	$557.3	$113.9	$452.1	$566.0	$83.6	$490.6	$574.2
Non-Interest Income (1)	429.6	(63.5)	366.1	397.5	(18.5)	379.0	418.6	(41.4)	377.2
Total Net Revenue	$548.3	$375.1	$923.4	$511.4	$433.6	$945.0	$502.2	$449.2	$951.4

Financial Data:
Quarter:
Net Credit Losses (2)	$150	$375	$525	$146	$434	$580	$148	$449	$597

Quarter End:
Total Loans (3)	$6,884	$10,361	$17,245	$6,191	$10,485	$16,676	$6,281	$10,653	$16,934
Total Assets	$13,592	$8,661	$22,253	$13,487	$8,780	$22,267	$14,275	$8,923	$23,198
Quarter Average:
Total Loans	$6,611	$10,167	$16,778	$6,473	$10,232	$16,705	$5,934	$10,733	$16,667

Earning Assets	$11,551	$10,167	$21,718	$11,826	$10,232	$22,058	$12,368	$10,733	$23,101
Total Assets	$13,477	$8,600	$22,077	$13,781	$8,648	$22,429	$14,816	$8,529	$23,345

	Reported		Managed	Reported		Managed
	2003	Securitization	2003	2003	Securitization	2003
(dollars in millions)	QTR 03	Adjustment	QTR 03	QTR 02	Adjustment	QTR 02
Earnings:
Interest Income Loans	$200.8	$562.3	$763.1	$247.7	$581.9	$829.6
Interest Income Investments (1)	35.0	(11.4)	23.6	43.9	(14.7)	29.2
Interest Expense	154.9	41.1	196.0	163.8	45.5	209.3
Net Interest Income	$80.9	$509.8	$590.7	$127.8	$521.7	$649.5
Non-Interest Income (1)	445.4	(59.0)	386.4	393.3	1.0	394.3
Total Net Revenue	$526.3	$450.8	$977.1	$521.1	$522.7	$1,043.8

Financial Data:
Quarter:
Net Credit Losses (2)	$156	$451	$607	$237	$523	$760

Quarter End:
Total Loans (3)	$5,994	$10,951	$16,945	$6,417	$11,381	$17,798
Total Assets	$15,334	$8,450	$23,784	$16,206	$8,925	$25,131
Quarter Average:
Total Loans	$5,866	$11,025	$16,891	$6,684	$11,361	$18,045

Earning Assets	$12,869	$11,025	$23,894	$14,048	$11,361	$25,409
Total Assets	$15,740	$8,722	$24,462	$16,460	$8,925	$25,385

(1)             In November 1999, the Emerging Issues Task Force (EITF) of the FASB issued EITF 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.” This Pronouncement requires that the holders of retained beneficial interests in securitized financial assets, such as the Company, recognize a portion of securitization (non-interest) income as interest income. EITF 99-20 became effective for fiscal quarters beginning after March 15, 2001.

(2)             The net credit losses for the second quarter of 2003 exclude the fair value adjustments on loans held for securitization or sale.

(3)             During the second quarter of 2003 loans outstanding include loans held for securitization or sale recorded at fair market value.

Non-GAAP Managed Financial Information

Loans that have been securitized and sold to third party investors are not considered to be our assets under GAAP and therefore are not shown on our balance sheet. However, the interests we retain in the securitized loan pools create financial exposure to the current and expected cash flows of the securitized loans. Although the loans sold are not on our balance sheet, their performance can affect some or all of our retained interests as well as our results of operations and our financial position. In addition, we continue to service these loans.

Because of this continued exposure and involvement, we use managed financial information to evaluate our historical performance, assess our current condition, and plan our future operations. We believe that managed financial information supplements our GAAP information and is helpful to the reader’s understanding of our consolidated financial condition and results of operations. “Reported” financial information refers to GAAP financial information. “Managed” financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.

The Company in its July 26, 2004 earnings call will be disclosing certain projected financial measures relating to expected performance on a managed basis, such as net credit losses, net interest income margin, and non-interest income margin.  The Company develops such projections on a managed basis using managed financial information and does not in the normal course derive comparable GAAP projections.  Developing such comparable GAAP projections would be unreasonably burdensome and in the opinion of management such comparable GAAP projections would not provide to the users of the financial information a significant benefit in understanding the Company’s expected future performance.

Providian Financail Corporation

Monthly Net Credit Loss Rate and 30+ Day Delinquency Rate (1)

	June 30, 2004			May 31, 2004			April 30, 2004
(dollars in thousands)	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed
Net Credit Losses	$49,242	$121,271	$170,513	$53,265	$119,174	$172,439	$47,840	$134,613	$182,453
Average Loans Receivable Balance	$6,677,271	$10,281,209	$16,958,480	$6,851,079	$9,890,824	$16,741,903	$6,296,196	$10,338,391	$16,634,587
Net Credit Loss Rate	8.85%	—	12.07%	9.33%	—	12.36%	9.12%	—	13.16%

30+ Day Delinquencies	$326,011	$784,147	$1,110,158	$380,342	$745,140	$1,125,482	$323,651	$833,557	$1,157,208
End of Month Loans Receivable Balance	$6,883,942	$10,361,415	$17,245,357	$7,373,611	$9,531,317	$16,904,928	$6,582,158	$10,204,188	$16,786,346
30+ Day Delinquency Rate	4.74%	—	6.44%	5.16%	—	6.66%	4.92%	—	6.89%

	March 31, 2004			February 29, 2004			January 31, 2004
(dollars in thousands)	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed
Net Credit Losses	$48,431	$148,251	$196,682	$52,579	$135,490	$188,069	$44,918	$149,903	$194,821
Average Loans Receivable Balance	$6,828,536	$9,736,312	$16,564,848	$6,436,370	$10,309,853	$16,746,223	$6,152,655	$10,653,142	$16,805,797
Net Credit Loss Rate	8.51%	—	14.25%	9.80%	—	13.48%	8.76%	—	13.91%

30+ Day Delinquencies	$325,241	$902,075	$1,227,316	$440,261	$987,430	$1,427,691	$411,544	$1,104,360	$1,515,904
End of Month Loans Receivable Balance	$6,191,078	$10,485,261	$16,676,339	$6,866,235	$9,872,562	$16,738,797	$6,256,587	$10,646,894	$16,903,481
30+ Day Delinquency Rate	5.25%	—	7.36%	6.41%	—	8.53%	6.58%	—	8.97%

	December 31, 2003			November 30, 2003			October 31, 2003
(dollars in thousands)	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed
Net Credit Losses	$49,156	$154,138	$203,294	$47,215	$142,980	$190,195	$51,518	$152,081	$203,599
Average Loans Receivable Balance	$6,154,787	$10,518,346	$16,673,133	$5,826,680	$10,728,832	$16,555,512	$5,818,480	$10,951,709	$16,770,189
Net Credit Loss Rate	9.58%	—	14.63%	9.72%	—	13.79%	10.63%	—	14.57%

30+ Day Delinquencies	$417,131	$1,156,096	$1,573,227	$439,550	$1,170,766	$1,610,316	$409,364	$1,232,263	$1,641,627
End of Month Loans Receivable Balance	$6,281,403	$10,653,351	$16,934,754	$6,135,784	$10,479,417	$16,615,201	$5,801,912	$10,945,692	$16,747,604
30+ Day Delinquency Rate	6.64%	—	9.29%	7.16%	—	9.69%	7.06%	—	9.80%

	September 30, 2003			August 31, 2003			July 31, 2003
(dollars in thousands)	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed
Net Credit Losses	$47,896	$139,165	$187,061	$50,982	$153,663	$204,645	$57,361	$157,970	$215,331
Average Loans Receivable Balance	$6,019,249	$10,809,613	$16,828,862	$5,869,800	$10,997,514	$16,867,314	$5,712,693	$11,263,410	$16,976,103
Net Credit Loss Rate	9.55%	—	13.34%	10.42%	—	14.56%	12.05%	—	15.22%

30+ Day Delinquencies	$430,351	$1,210,767	$1,641,118	$463,586	$1,197,815	$1,661,401	$450,857	$1,212,201	$1,663,058
End of Month Loans Receivable Balance	$5,994,446	$10,951,709	$16,946,155	$6,040,007	$10,867,143	$16,907,150	$5,854,491	$11,149,545	$17,004,036
30+ Day Delinquency Rate	7.18%	—	9.68%	7.68%	—	9.83%	7.70%	—	9.78%

	June 30, 2003				May 31, 2003			April 30, 2003
(dollars in thousands)	Reported		Securitized (2)	Managed	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed
Net Credit Losses	$69,837		$154,021	$223,858	$83,967	$187,419	$271,386	$83,308	$181,223	$264,531
Average Loans Receivable Balance	$6,520,041		$11,369,564	$17,889,605	$6,647,426	$11,370,374	$18,017,800	$6,892,470	$11,342,985	$18,235,455
Net Credit Loss Rate	12.85%		—	15.02%	15.16%	—	18.07%	14.50%	—	17.41%

30+ Day Delinquencies	$490,103		$1,240,137	$1,730,240	$579,243	$1,230,076	$1,809,319	$573,110	$1,264,729	$1,837,839
End of Month Loans Receivable Balance	$6,418,050		$11,381,475	$17,799,525	$6,670,973	$11,364,942	$18,035,915	$6,867,954	$11,365,185	$18,233,139
30+ Day Delinquency Rate	7.64%	%	—	9.72%	8.68%	—	10.03%	8.34%	—	10.08%

	March 31, 2003			February 28, 2003			January 31, 2003
(dollars in thousands)	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed	Reported	Securitized (2)	Managed
Net Credit Losses	$104,640	$171,366	$276,006	$99,783	$167,906	$267,689	$91,651	$199,196	$290,847
Average Loans Receivable Balance	$7,890,272	$10,672,418	$18,562,690	$7,484,905	$11,414,614	$18,899,519	$7,124,329	$12,265,429	$19,389,758
Net Credit Loss Rate	15.91%	—	17.84%	16.00%	—	17.00%	15.44%	—	18.00%

30+ Day Delinquencies	$625,731	$1,278,505	$1,904,236	$787,994	$1,247,451	$2,035,445	$742,486	$1,429,046	$2,171,532
End of Month Loans Receivable Balance	$7,145,816	$11,323,170	$18,468,986	$8,214,737	$10,683,548	$18,898,285	$7,438,806	$11,868,712	$19,307,518
30+ Day Delinquency Rate	8.76%	—	10.31%	9.59%	—	10.77%	9.98%	—	11.25%

(1)             Certain past events or actions taken by the Company that have had a significant impact on the Company’s net credit loss and 30+ day delinquency rates have been previously disclosed by the Company in its monthly filings on Form 8-K and in its quarterly and annual reports on Forms 10-Q and 10-K.  These previous disclosures include certain changes in the Company’s credit and collections policies and practices, certain impacts from the Company’s securitization activity and certain impacts from sales of charged-off assets.  Reference is made to these previous disclosures regarding the events and actions influencing the Company’s net credit loss and 30+ day delinquency rates during the historical monthly periods covered by this table.

(2)             The securitized amounts provide a reconciliation between reported and managed financial disclosures in accordance with the Securities and Exchange Commission Regulation G. The securitized amounts are not the equivalent of loan balances transferred to our securitization trust because they exclude the senior seller’s interest in such loans. The senior seller’s interest, which is an undivided interest in the loans transferred to the securitization trust, is included in reported loans receivable. The securitized amounts include the seller’s interest subordinated component, which represents the Company’s retained interest in outstanding accrued interest and fees that are allocated to securityholders’ interests and is reported in due from securitizations on the Company’s balance sheet.